UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2014

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note – On April 24, 2014, Rollins, Inc. (the "Company") reported the voting results of its 2014 Annual Meeting of Stockholders (the "Annual Meeting") held on April 22, 2014. This Amendment is being filed to amend the initial Form 8-K to correct the Election of Directors classification from Class III to Class I in the voting results table in Item 5.07(1).

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2014, Rollins, Inc. (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"). At the meeting, the following matters were submitted to a vote of the stockholders:

1. Election of Directors.

Election of Class I Directors	For	Withheld	Broker Non-Votes
R. Randall Rollins	126,968,665	8,092,888	3,441,683
Henry B. Tippie	118,783,017	16,278,536	3,441,683
James B. Williams	131,994,943	3,066,610	3,441,683

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2017 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	137,858,294
Against	546,967
Abstain	97,975
Broker Non-Votes	—

Shareholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2014.

3. To hold a nonbinding vote to approve executive compensation.

For	127,066,106
Against	1,694,587
Abstain	6,300,860
Broker Non-Votes	3,441,683

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: May 19, 2014	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)